Financial Institutions Series Trust
Series 1
File Number: 811-3189
CIK Number: 353281
Summit Cash Reserves Fund
For the Period Ending: 11/30/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six months ended November 30, 2002.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

07/23/2002	$500	US Treasury Note	2.88%	06/30/2004
08/26/2002	500	US Treasury Note	2.25	07/31/2004